AMENDMENT TO LETTER OF INTENT

This Agreement and Amendment is made and entered into this 2nd day of February 1998, by and between Kennecott Canada Exploration, Inc., Kennecott Exploration Company (collectively, "Kennecott") and La Teko Resources Ltd. ("La Teko").

WHEREAS, Kennecott and La Teko entered into that certain Letter of Intent dated November 24, 1997, providing for the transfer of Kennecott's interests in the Scheelite Dome and Mt. Distin properties; and,

WHEREAS, the parties now wish to amend certain provisions of such Letter of Intent;

NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1.   Paragraph 13 shall be amended so that it shall now read:

     Each party shall bear its own costs for the negotiation and registration of such Option Agreement. The parties shall fully close the Option Agreement prior to March 31, 1998. La Teko shall have until February 27, 1998 to conduct due diligence on the projects. On or before February 27, 1998, La Teko shall give Kennecott written notice of its intent to close the Option Agreement. If Kennecott does not receive such notice, the Letter Agreement shall terminate automatically and, subject to VSE approval, La Teko shall issue Kennecott 30,000 shares of its common shares as a breakup fee. In the event that VSE approval is not forthcoming, La Teko shall pay Kennecott double its direct expenses in relation to the proposed transaction in cash. Thereafter, the parties will have no further obligation to one another. If La Teko intends to close the Option Agreement, La Teko agrees to reimburse Kennecott in cash for property payments made at Scheelite Dome in January 1998.

2. The Mt. Distin project, and terms and conditions relating to the Mt. Distin project, will no longer be included in the Letter of Intent.

The parties acknowledge that said Letter of Intent, as amended, is valid and in full force and effect, and for such purposes as the parties originally intended.

Executed the day and year first set forth above.

KENNECOTT CANADA EXPLORATION, INC.           LA TEKO RESOURCES LTD.


By: /s/ F.D. Hegner                          By: /s/ Gerald G. Carlson

KENNECOTT EXPLORATION COMPANY


By: /s/ F.D. Hegner